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                                  Exhibit 99.1


Ameritrade Holding Corporation
4211 S. 102nd St.
Omaha, NE 68127-1031
800-237-8692
402-331-7856
www.amtd.com
NASDAQ: AMTD


Contact:
At the Company:                     At the Dilenschneider Group
---------------                     ---------------------------
Kris Lutz                           Media Contact         Analyst Contact\
Director, Investor Relations        Kim Shepherd          Jim Fitzpatrick
800/237-8692 X7755                  312/553-0700          312/553-0700

For Immediate Release
Wednesday, July 28, 1999

            AMERITRADE HOLDING CORPORATION ANNOUNCES PROPOSED PRIVATE
                   PLACEMENT OF SUBORDINATED CONVERTIBLE NOTES

OMAHA, Nebraska, July 28, 1999 -- Ameritrade Holding Corporation
[Nasdaq:*AMTD], today announced a proposed private placement of $200 million of subordinated convertible notes due 2004. The notes to be offered would be convertible into Class A Common Stock of Ameritrade. The notes would be offered only to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933.

The notes to be offered have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release contains forward-looking statements relating to plans or business expectations. Any number of conditions may occur which could affect important factors in this analysis and materially change expectations and actual results. These factors include, but are not limited to, customer trading activity, changes in technology, shifts in competitive patterns, computer system failures, decisions with regard to products and services, changes in revenues and profits, changes in consumer behavior, and significant changes in the market environment at home or abroad.